Exhibit 10.1
America West 2002 Incentive Equity Plan
(As amended through May 23, 2002)

America West 2002 Incentive Equity Plan
     1. Purpose. The purpose of the America West 2002 Incentive Equity Plan (the “Plan”) is to promote the interests of the Company by encouraging Employees, Directors and Consultants to acquire or increase their equity interests in the Company, to provide a means whereby Employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan also is intended to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan shall be effective as of March 27, 2002 (the “Effective Date”).
     2. Definitions. As used in this Plan:
          (a) “Award” means an Option Right or Restricted Stock (each as defined in its respective paragraph).
          (b) “Board” means the Board of Directors of the Company.
          (c) “Code” means the Internal Revenue Code of 1986, as amended.
          (d) “Committee” means a committee of two or more members of the Board appointed by the Board pursuant to Paragraph 14.
          (e) “Common Stock” means the Class B Common Stock, $0.01 par value, of the Company.
          (f) “Company” means America West Holdings Corporation.
          (g) “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting or advisory services and who is compensated for such services. However, the term “Consultant” shall not include Directors who are compensated by the Company solely for their services as Directors, and the payment of a Director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
          (h) “Continuous Service” means that the Participant’s service with the Company or any Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or any Subsidiary as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or any Subsidiary, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other

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personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
          (i) “Date of Grant” means with respect to an Award, the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
          (j) “Deferral Account” means the account established and maintained by the Company for deferral of Stock Option Gain by a Deferral Participant. Deferral Accounts will be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company.
          (k) “Deferral Participant” means any Participant who is a member of a select group of management or highly compensated Employees, who is designated by the Committee as a Deferral Participant and who makes a Stock Option Gain deferral election pursuant to Paragraph 9.
          (l) “Director” means a member of the Board of Directors of the Company
          (m) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
          (n) “Effective Date” means March 27, 2002.
          (o) “Employee” means any person employed by the Company or any Subsidiary. Service as a Director shall not constitute employment with the Company or a Subsidiary.
          (p) “Incentive Stock Option” means an Option Right intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (q) “Management Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Management Objectives, intended to qualify under Section 162(m) of the Code, shall be with respect to one or more of the following measures which may, at the discretion of the Committee, be measured absolutely or by comparison to similar measures reported by other major U.S. airlines: (i) earnings before interest, taxes, depreciation, rent and amortization expenses (“EBITDAR”); (ii) earnings before interest and taxes (“EBIT”); (iii) EBITDAR, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (iv) total stockholder return; (v) return on capital; (vi) stock price performance; (vii) revenue per available seat mile; (viii) costs per available seat mile; and (ix) customer satisfaction using the Air Travel Consumer Report issued by the United States Department of Transportation. Which objectives to use with respect to an

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Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of airlines, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend an Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (3) any partial or complete corporate liquidation. With respect to an Award that is subject to Management Objectives, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.
          (r) “Market Value per Share” means, as of any date, the closing sales price per share of Common Stock (or the closing bid, if no sales were reported) as quoted on the exchange or market with the greatest volume of trading in the Common Stock as of such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the date of determination is not a market trading date then the closing sales price on the last market trading day prior to the day of determination shall be used. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
          (s) “Non-Employee Director” means a director of the Company who is not also an Employee.
          (t) “Option Price” means the purchase price per share payable on exercise of an Option Right.
          (u) “Option Right” means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.
          (v) “Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
          (w) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Paragraph 5.
          (x) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.
          (y) “Stock Option Gain” means, pursuant to the exercise of an Option Right not intended to qualify as an Incentive Stock Option, the shares of Common Stock representing the difference between the aggregate Market Value per Share of shares of Common Stock subject to the Option Right on the date of exercise less the aggregate Option Price, if, and only if, the aggregate Option Price is paid with shares of Common Stock already owned by the Deferral Participant, as described in Paragraph 4(c)(ii) and in Revenue Ruling 80-244, 1980-2 C.B. 234.

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          (z) “Subsidiary” means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.
     3. Shares Available Under Plan. Subject to adjustments as provided in Paragraph 8, (i) 8,000,000 is the maximum number of shares of Common Stock which may be issued or transferred and covered by all outstanding Awards under this Plan, of which number no more than 1,500,000 shares will be issued or transferred as Restricted Stock, (ii) 150,000 is the maximum number of shares of Restricted Stock which may be issued or transferred to any one Participant in any calendar year and (iii) 500,000 is the maximum number of shares of Common Stock which may be issued pursuant to or covered by Option Rights granted under this Plan to any one Participant during any calendar year; provided, however, that, in addition to the annual limit above, upon a Participant’s initial employment with the Company or any Subsidiary or a Participant’s promotion, 1,500,000 shares is the maximum number of shares of Common stock that may be issued pursuant to or covered by Option Rights granted under this Plan with respect to such Participant on account of such event. Such shares may be shares of original issue or reacquired shares, bought on the market or otherwise. Upon the exercise of an Option Right pursuant to which Stock Option Gain is deferred under Paragraph 9, the number of shares representing Stock Option Gain will be deemed to have been issued under this Plan for purposes of this Paragraph 3; and transfer of shares in respect of the settlement of a Deferral Account pursuant to Paragraph 9 shall not be deemed to be the transfer of additional shares under this Paragraph 3. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights. Notwithstanding the foregoing, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be 8,000,000.
     4. Option Rights. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:
          (a) Each grant will specify the number of shares of Common Stock to which it pertains.
          (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.
          (c) Each grant will specify that the Option Price will be payable (i) in cash by check acceptable to the Company, (ii) by either the transfer, or attestation of ownership by the Participant, to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price and which have been held by the Participant for more than six (6) months if such shares were acquired by the Participant either directly or indirectly from the Company (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes),

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(iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.
          (d) Each grant will specify the required period or periods of Continuous Service by the Participant with the Company and/or any Subsidiary and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will vest and become exercisable, and any grant may provide for the earlier vesting of the Option Rights in the event of a change in control or other corporate transaction or event or upon termination of the Participant’s Continuous Service due to death, Disability, or otherwise.
          (e) Each grant the vesting of which, or the timing of the vesting of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will vest and may set forth a formula or other method for determining the number of Option Rights that will vest if performance is at or above such minimum but short of full achievement of the Management Objectives.
          (f) Option Rights granted under this Plan may be (i) options which are intended to qualify as Incentive Stock Options, (ii) options which are not intended to so qualify (“Nonstatutory Stock Options”) or (iii) combinations of the foregoing.
          (g) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from its Date of Grant. Each grant shall specify a maximum time period after termination of Continuous Service for the vested portion of the grant to remain exercisable. Such post-service exercise period need not be the same for all grants nor for all reasons for the cessation of the Participant’s Continuous Service. If a post-termination exercise period is not stated in the Option Right grant agreement, the Option Right, to the extent vested, will remain exercisable for three (3) months after the termination of the Participant’s Continuous Service with the Company, and the unvested portion of the Option Right, if any, will terminate upon termination of the Participant’s Continuous Service.
          (h) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.
     5. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:
          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

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          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.
          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
          (d) Each such grant or sale may provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to a share repurchase (if the Restricted Stock was purchased) or forfeiture (if the Restricted Stock was granted without any purchase price) in favor of the Company in the event the Participant’s Continuous Service terminates. Such share repurchase or forfeiture shall lapse in accordance with a vesting schedule determined by the Committee. In addition, any grant or sale may provide for earlier vesting in the event of a change in control or other corporate transaction or event or upon termination of the Participant’s Continuous Service due to death, Disability, or otherwise. The Board may grant or sell shares of Restricted Stock without any restrictions such as the repurchase or forfeiture rights provided for above as a bonus for the past services of the Participant.
          (e) Each such grant or sale will provide that during the vesting period, if any, the transferability of the unvested shares (the shares of the Restricted Stock which are subject to forfeiture or a right of repurchase by the Company) will be prohibited or restricted in a manner and to the extent prescribed by the Committee on the Date of Grant.
          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.
          (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer, if any, have expired or the shares have been forfeited.
     6. Director Awards. Awards of Option Rights and Restricted Stock to Non-Employee Directors may be made under the Plan pursuant to Paragraphs 4 and 5. In addition, automatic formula grants of Option Rights will be made in accordance with the provisions of this Section.

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          (a) Each Nonemployee Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a Director Option for 10,000 shares of Common Stock.
          (b) On May 27, 2002 and on the date following each subsequent annual meeting of the stockholders of the Company in each year that this Plan is in effect (commencing with the 2003 annual meeting of stockholders), each Nonemployee Director who is in office on that day, other than a Nonemployee Director who is elected or appointed for the first time at such annual meeting and accordingly receives a Director Option on such day under Paragraph 6(a), shall automatically receive a Director Option of 10,000 shares of Common Stock.
          (c) Each Director Option will be subject to all of the limitations contained in the following provisions:
               (i) Each Director Option shall become exercisable (vested) on the first day that is more than six months following its Date of Grant.
               (ii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.
               (iii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (A) in cash by check acceptable to the Company, (B) by either the transfer, or attestation of ownership by the Participant, to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price and which have been held by the Participant for more than six (6) months if such shares were acquired by the Participant either directly or indirectly from the Company (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (C) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates or (D) by a combination of such methods of payment.
               (iv) Each Director Option shall expire ten years from its Date of Grant, but shall be subject to early termination as follows: to the extent unvested, each Director Option held by a Nonemployee Director shall terminate upon the date such Nonemployee Director ceases to be a director of the Company; to the extent vested and exercisable as of the date a Nonemployee Director ceases to be a director of the Company, each Director Option held by such Nonemployee Director must be exercised within three months of such date; provided that if such termination from the Board results from the Nonemployee Director’s death, disability or retirement from the Board, then the Director Options held by such Nonemployee Director must be exercised within three years from the date of such termination; provided further that if within such three month period the Nonemployee Director is appointed to serve on the Advisory Committee established by the Board of Directors of May 20, 1998, then the Director Options must be exercised within three months following the date on which he or she ceases to serve on such Advisory Committee; but provided further, however, that in no event shall the normal ten year expiration date of such Director Options be extended.

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               (v) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for in Paragraphs 6(a) and 6(b) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Director Options at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.
     7. Transferability.
          (a) Except as provided in subparagraph (b) below, no Award that has not become payable, vested or earned will be transferable by a Participant other than by will or the laws of descent and distribution, and Option Rights will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.
          (b) The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an Incentive Stock Option) may be transferred (in whole or in part) by the Participant to (i) a permitted transferee under a Registration Statement on Form S-8 or (ii) a Code Section 501(c)(3) organization. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Award.
     8. Adjustments. The Board shall make or provide for such adjustments (i) in the limitations specified in Paragraph 3 including the maximum number of shares reserved for issuance under the Plan, the maximum number of shares which may be issued or transferred as Restricted Stock, the maximum number of shares which may be issued or transferred as Restricted Stock to any Participant, the maximum number of shares which may be granted as Option Rights to any Participant, and the aggregate number of shares of Common Stock which may be granted as Incentive Stock Options, (ii) in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, (iii) in the Option Price applicable to any such Option Rights, (iv) in the value of Deferral Accounts and the deemed investment thereof, and/or (v) in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of writs or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

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     9. Stock Option Gain Deferral.
          (a) Participation. Only Deferral Participants are eligible to make an election pursuant to this Paragraph 9.
          (b) Deferrals. A Deferral Participant may elect to defer Stock Option Gain pursuant to one or more Option Rights. All of the gain inherent in an Option Right must be deferred, although the Option Right may be exercised in parts.
               (i) Elections. Once an election form, properly completed, is received by the Committee, the election of the Deferral Participant shall be irrevocable; provided, however, that the Committee may, in its discretion, permit a Deferral Participant to elect a further deferral of amounts credited to his or her Deferral Account by filing a later election form; provided further, however, that, unless otherwise approved by the Committee, any election to defer further amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable in the absence of such later election and shall be void in the event of a Deferral Participant’s earlier termination of employment.
               (ii) Date of Election. An election to defer Stock Option Gain shall be made at least six (6) months prior to the exercise of an Option Right. Accordingly, once a Deferral Participant has made such an election, the Deferral Participant may not exercise the Option Right covered by the election for at least six (6) months thereafter.
          (c) Deferral Accounts.
               (i) Establishment; Crediting of Amounts Deferred. A Deferral Account shall be established for each Deferral Participant, as directed by the Committee. The amount of Stock Option Gain deferred with respect each Deferral Account will be credited to such Deferral Account as of the date on which such amount would have been paid to the Deferral Participant but for the Deferral Participant’s election to defer receipt hereunder. Amounts credited to a Deferral Account shall be deemed invested in Common Stock, and the Deferral Account accordingly shall fluctuate in value in accordance with the Market Value per Share of Common Stock.
               (ii) Adjustments. Amounts credited to a Deferral Account shall be adjusted pursuant to the terms of Paragraph 8.
          (d) Settlement of Deferral Accounts.
               (i) Form of Payment. The Company shall settle a Deferral Participant’s Deferral Account, and discharge all of its obligations to pay deferred compensation under this Paragraph 9 with respect to such Deferral Account, by transferring to the Deferral Participant (or the Deferral Participant’s beneficiary or estate in the case of death) shares of Common Stock equal in number (both whole and fractional) to the deemed Common Stock investment of the Deferral Account.

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               (ii) Timing of Transfers. Transfers in settlement of a Deferral Account shall be made as soon as practicable after the date specified by the Deferral Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment, in the following circumstances:
                    (1) A single lump sum transfer or installment transfers in settlement of any Deferral Account shall be made or commence, as the case may be, as promptly as practicable following the Deferral Participant’s attainment of age 55, 60, or 65, in accordance with the Deferral Participant’s election made pursuant to Paragraph 9(b); provided, however, that a single lump sum transfer shall be made in the event of the Deferral Participant’s termination of active employment, regardless of cause, prior to the transfer date specified in such election. Installment transfers shall be made in substantially equal amounts (i.e., substantially equal in terms of the number of shares of Common Stock transferred) over five (5), ten (10) or fifteen (15) years pursuant to the Deferral Participant’s election made pursuant to Paragraph 9(b).
                    (2) In the event of a change in control (as defined in the election form by which the Stock Option Gain is deferred), a single transfer in settlement of a Deferral Participant’s entire Deferral Account shall be made within fifteen (15) business days following the effective date such change in control.
                    (3) In the event of a Deferral Participant’s death prior to receiving all transfers to which he or she is entitled, the beneficiary of the Deferral Participant, as last designated in writing on a form provided by the Committee, or the Deferral Participant’s estate (in the absence of such a designation) shall receive the remaining transfers in accordance with the single lump sum or installment method of transfer specified in the Deferral Participant’s election made pursuant to Paragraph 9(b); provided, however, that such transfer shall be made or commence, as the case may be, within sixty (60) business days following the date of the Deferral Participant’s death and that a single lump sum transfer shall be made in all cases in which transfers to the Deferral Participant have not commenced prior to death.
               (iii) Financial Hardship Transfers. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Deferral Participant has a financial hardship of such a substantial nature and beyond the individual’s control that settlement of amounts previously deferred under the Plan is warranted, the Committee may direct the settlement of all or a portion of the balance of a Deferral Account and the time and manner of such transfer. Financial hardship shall mean a severe financial hardship to the Deferral Participant resulting from a sudden and unexpected illness or accident of the Deferral Participant or his or her dependent, loss of the Deferral Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferral Participant.
          (e) Statements. The Committee will furnish statements to each Deferral Participant reflecting the amount credited to a Deferral Participant’s Account and transactions therein not less frequently than once each calendar year.

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          (f) Claims Procedure.
               (i) Application for Benefits and Inquiries. Any application or request for the settlement of a Deferral Account, inquiries about this Paragraph 9 or inquiries about present or future rights under this Paragraph 9 (a “Claim”) must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is the Committee and may be reached at the following:
Compensation/Human Resources Committee
America West Airlines, Inc.
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
or such other address as the Committee may from time to time specify.
               (ii) Denial of Claims. If a Claim is denied in whole or in part, the Committee must provide the applicant with written or electronic notice of the denial of the application and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the individual and will include the following:
                    (1) the specific reason or reasons for the denial;
                    (2) references to the specific Plan provisions upon which the denial is based;
                    (3) a description of any additional information or material that the Committee needs to complete the review and an explanation of why such information or material is necessary; and
                    (4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following a denial on review of the Claim, as described in Paragraph 9(f)(v) below.
               (iii) Timing of Written Notice. The written notice will be given to the applicant within 90 days after the Committee receives the application, unless special circumstances require an extension of time, in which case, the Committee shall have up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the application.

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               (iv) Request for a Review. Any person (or that person’s authorized representative) for whom a Claim is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Committee within 60 days after the application is denied. The Committee will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Committee at:
Compensation/Human Resources Committee
America West Airlines, Inc.
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
or such other address as the Committee may from time to time specify.
A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Committee may require the applicant to submit) written comments, documents, records, and other information relating to his or her Claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her Claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the Claim, without regard to whether such information was submitted or considered in the initial benefit determination.
               (v) Decision on Review. The Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the review. The Committee will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. If the Committee confirms denial of a Claim in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:
                    (1) the specific reason or reasons for the denial;
                    (2) references to the specific Plan provisions upon which the denial is based;
                    (3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her Claim; and

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                    (4) a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.
               (vi) Rules and Procedures. The Committee will establish rules and procedures, consistent with the Plan, this Paragraph 9 and Title I of ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing Claims. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial of a Claim to do so at the applicant’s own expense.
               (vii) Exhaustion of Remedies. No legal action in respect of a Claim under this Paragraph 9 may be brought until the claimant (i) has submitted a written Claim in accordance with Paragraph 9(f)(i) above, (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Paragraphs 9(f)(iv) above, and (iv) has been notified in writing that the Committee has denied the appeal. Notwithstanding the foregoing, if the Committee does not respond to an applicant’s Claim or appeal within the relevant time limits specified in this Paragraph 9(f), the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.
          (g) General Provisions.
               (i) Limits on Transfers. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in a Deferral Account shall be transferable or assignable by a Deferral Participant or his or her Beneficiary, be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or be subject to the debts, contracts, liabilities or engagements, or torts of any Deferral Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in a Deferral Account shall be void.
               (ii) Receipt and Release. A transfer to any Deferral Participant or Beneficiary in accordance with the provisions of this Paragraph 9 shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred pursuant to the Deferral Account to which the transfer relates against the Company or any Subsidiary, and the Committee may require such Deferral Participant or Beneficiary, as a condition to such transfer, to execute a receipt and release to such effect.
               (iii) Unfunded Status; Creation of Trusts. This Paragraph 9 is intended to constitute an “unfunded” plan for deferred compensation, and Deferral Participants shall rely solely on the unsecured promise of the Company for transfers hereunder with respect to any transfer not yet made to a Deferral Participant. Nothing contained in this Paragraph 9 shall give a Deferral Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of a trust or make other arrangements to meet the Company’s obligations under this Paragraph 9, which trust or other arrangements shall be consistent with the “unfunded” status of such deferred compensation plan unless the Committee otherwise determines with the consent of each affected Deferral Participant.

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               (iv) Compliance. A Deferral Participant shall have no right to receive any payment or transfer with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to this Paragraph 9 and the making of such payment or transfer shall have been complied with in full. In addition, the Company shall impose such restrictions on Common Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.
               (v) Other Participant Rights. No Deferral Participant shall have any of the rights or privileges of a stockholder of the Company under this Paragraph 9, including as a result of the deemed investment of a Deferral Account in Common Stock or the creation of any trust and deposit of Common Stock therein, except at such time as Common Stock may be actually delivered in settlement of a Deferral Account. Subject to the limitations set forth in Paragraph 9(g)(i) above, the terms and conditions of this Paragraph 9 shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.
               (vi) Limitation. A Deferral Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, and neither the Company, any Subsidiary nor the Committee shall be liable or responsible therefor.
               (vii) Transfer from and Option Grants under the 1994 Incentive Equity Plan. All deferrals made under the Company’s 1994 Incentive Equity Plan (the “1994 Plan”) will be transferred from such Plan to this Plan, to be administered pursuant to the terms of this Plan and this Paragraph 9. Moreover, any deferral of Stock Option Gain with respect to Option Rights granted under the 1994 Plan shall be made under the provisions of this Plan, and the provisions for the deferral of Stock Option Gain under the 1994 Plan shall cease to be effective as of the Effective Date.
     10. Eligibility for Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that a Consultant will not be eligible for an Award to the extent that, at the time of grant, a Form S-8 Registration Statement is not available to register either the offer or the sale of the Company’s securities to the Consultant. The Board may provide for formula equity grants to Directors in the future by amending the Plan without stockholder approval.
     11. Fractional Shares. Except as otherwise provided in Paragraph 9(d)(i) above, the Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.
     12. Use of Proceeds. Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

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     13. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment. With respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, the Participant may direct the Company to withhold a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld by the Company. To the extent that the Company withholds a number of shares of Common Stock from an Award or a Participant relinquishes a portion of an Award to fulfill the Participant’s withholding obligation, the Company will not withhold shares or allow for the relinquishment of shares whose value exceeds the minimum amount of tax required to be withheld by law (or such lesser amount as may be required to avoid a charge to earnings for financial accounting purposes).
     14. Administration of the Plan.
          (a) This Plan will be administered by the Board or, as delegated by the Board, a Committee. The Committee shall at all times consist of not less than two Directors appointed by the Board, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.
          (b) The Board and as delegated, the Committee, shall have the power, subject to and within the limitations of, the express provisions of the Plan:
               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.
               (ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for its administration. In the exercise of this power, the Board or the Committee may correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
               (iii) To amend the Plan or an Award as provided in Paragraph 15.
               (iv) To terminate or suspend the Plan as provided in Paragraph 20.

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               (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan
          (c) The interpretation and construction by the Board or the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Board or the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive with respect to all persons. No member of the Board or the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.
     15. Amendments.
          (a) This Plan may be amended from time to time by the Board. The Board, in its sole discretion, may submit any amendment to the Plan for stockholder approval.
          (b) The Committee, in its sole discretion, may take any action it deems to be equitable under the circumstances or in the best interests of the Company with respect to any Award, unless such Award is intended to qualify as “performance based” compensation under Section 162(m) of the Code and such action would cause the Award to fail to so qualify.
          (c) Outstanding Awards may not be amended (either directly or through an amendment to the Plan) in such a manner that would impair the rights under such Award unless the Company receives the written consent of the Participant.
     16. No Employment or other Service Rights. Neither this Plan nor the Awards hereunder will confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
     17. Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any rights of a holder with respect to any shares of Common Stock subject to an Award (except for Restricted Stock) unless and until such Participant has satisfied all requirements for the exercise of and has exercised the Award pursuant to its terms.
     18. Effective Date of the Plan. The Plan shall become effective as determined by the Board, but no Award shall be exercised (or in the case of a Stock Bonus or Restricted Stock, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
     19. Choice of Law. The laws of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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     20. Term. This Plan became effective as of the Effective Date. Unless sooner terminated by the Board or the Committee, this Plan shall terminate on March 26, 2012, and no further Awards shall be made, but all outstanding Awards and Deferral Accounts on such date shall remain effective in accordance with their terms and the terms of this Plan
     21. Performance-Based Awards. The Committee may authorize the payment of cash awards to Employees under a plan or arrangement approved by the Committee that is based on the Management Objectives in a manner that satisfies the requirements of Section 162(m) of the Code for qualified performance-based compensation. The maximum amount of any cash award to an Employee under any such plan or arrangement in any one calendar year is $2,500,000. Notwithstanding anything else contained herein to the contrary, to the extent required to qualify any cash award as qualified performance-based compensation under Section 162(m) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan or any such plan or arrangement to accelerate the vesting of such award or to pay out such award regardless of the achievement of the Management Objectives if the ability to exercise such discretion would cause such award to fail to qualify as qualified performance-based compensation.
     This America West 2002 Incentive Equity Plan is hereby executed by a duly authorized officer of America West Holdings Corporation.

America West Holdings Corporation

By:

Its:	Chairman, President and Chief Executive Officer

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